UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

___________________________________________________________

QMED, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

Delaware	0-11411	22-2468665
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification Number)

25 Christopher Way

Eatontown, New Jersey 07724

(Address of Principal Executive Offices) (Zip Code)

(732) 544-5544

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 9, 2007, QMed, Inc. announced its financial results for the first quarter ending February 28, 2007. This press release is furnished as Exhibit 99.1 to this Form 8-K. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 9, 2007, QMed, Inc. (the “Company”) announced that Jane A. Murray has been appointed as the Chief Executive Officer of the Company. Ms. Murray will continue to serve as the Company’s President and Chief Operating Officer and will also continue to serve as a director of the Company.

A copy of this press release is furnished as Exhibit 99.2 to this Form 8-K. The information furnished pursuant to this Item 5.02, including Exhibit 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Ms. Murray has served the Company and its subsidiaries for 20 years, including serving as President of the Company since November 28, 2006 and Executive Vice President of Operations for the Company’s Interactive Heart Management Corp from December, 2004 until November 28, 2006. Ms. Murray is 44 years old. In December, 2001, Ms. Murray was appointed as the Chief Operating Officer of the Company and has served as the Company’s Chief Operating Officer since that time. In December, 2004, Ms. Murray was also appointed Vice President and Director of QMedCare, Inc. In April 2005, Ms. Murray was appointed Vice President and Secretary of Health e Monitoring, Inc. Ms. Murray is married to John Siegel who is a Senior Vice President for Sales and Field Services for the Company.

Ms. Murray’s employment with the Company is governed by a three (3) year employment agreement, which was entered into on April 21, 2003 and which was effective as of December 1, 2002. The agreement automatically renews for successive one-year periods unless either party sends the other a notice of non-renewal. The agreement provides for an initial base salary of $220,000, with such increases as are approved by the Compensation Committee. Ms. Murray’s current base salary is $295,000. Ms. Murray is also entitled to participate in benefit programs that are generally available to the Company’s executives, and the Company is required to maintain a life insurance policy for Ms. Murray with a minimum benefit of $1,000,000.

If Ms. Murray is terminated other than for cause, non-renewal, death or disability or if Ms. Murray terminates her employment for good reason (as defined in Ms. Murray’s employment agreement), Ms. Murray is entitled to health coverage for 24 months plus a severance payment equal to the higher of $330,000 or her base salary for the remaining term of the agreement. Alternatively, if Ms. Murray’s employment is terminated due to death, she would be entitled to payment for all accrued vacation days and one-year’s base salary. A copy of the employment agreement between the Company and Ms. Murray dated April 21, 2003, was filed as an Exhibit to the Company’s Report on Form 8-K dated April 9, 2005.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
99.1	QMed, Inc. Press Release dated April 9, 2007 (earnings release for the first quarter ending February 28, 2007).

99.2	QMed, Inc. Press Release dated April 9, 2007 announcing the appointment of Jane A. Murray as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMED, INC.

By: /s/ William T. Schmitt, Jr.

William T. Schmitt, Jr.

Senior Vice President, Treasurer

& Chief Financial Officer

Date:	April 12, 2007

EXHIBIT INDEX

Exhibit

Number	Description
99.1	QMed, Inc. Press Release dated April 9, 2007 (earnings release for the first quarter ending February 28, 2007).

99.2	QMed, Inc. Press Release dated April 9, 2007 announcing the appointment of Jane A. Murray as Chief Executive Officer.